Exhibit 99.1

State Street Reports Second-Quarter Earnings Per Share of $0.87, Down from $0.99 in the First Quarter of 2010 Due Primarily to Second-Quarter Charge

Operating-Basis Earnings Per Share of $0.93 Increase 24% from $0.75 in the First Quarter of 2010

Fee Revenue Increases 10% Compared to First Quarter of 2010 with Servicing Fees up 9% and Trading Services Fees up 35%

BOSTON--(BUSINESS WIRE)--July 20, 2010--State Street Corporation today announced second-quarter 2010 earnings per common share of $0.87, an increase of 10% compared to $0.79 in the second quarter of 2009 before the conduit-related extraordinary loss. Revenue in the second quarter of 2010 was $2.304 billion, up 9% from $2.122 billion in the second quarter of 2009. Expenses of $1.944 billion in the second quarter increased from $1.364 billion in the second quarter of 2009 due primarily to a securities lending charge described below. Return on shareholders’ equity was 11.0%, down from 13.0%, before the extraordinary loss, in the second quarter of 2009.

Compared to the first quarter of 2010, second quarter 2010 earnings per share were down 12% from $0.99 per share and revenue was up slightly from $2.296 billion. Expenses in the first quarter of 2010 were $1.579 billion. For the first quarter of 2010, return on shareholders’ equity was 13.4%.

State Street’s second-quarter 2010 GAAP-basis results included: a pre-tax charge of $414 million, or $251 million after-tax, separately announced on July 7, 2010, related to certain common and collective trust funds managed by State Street Global Advisors that engage in securities lending, and the agency lending program. GAAP-basis results for the period also included merger and integration costs of $41 million, primarily associated with the acquisitions of Intesa Sanpaolo’s securities services business and Mourant International Finance Administration (“Mourant”); a tax of $21 million on bonus payments to employees in the United Kingdom; a one-time tax benefit of $180 million related to the restructuring of former non-U.S. conduit assets; and discount accretion of $172 million which resulted from the May 2009 consolidation of the asset-backed commercial paper conduits onto State Street’s balance sheet.

State Street’s second-quarter 2009 GAAP-basis results included an after-tax extraordinary loss of $3.684 billion related to the effect of the conduit consolidation. GAAP-basis results for that period also included a prepayment of preferred stock discount of $106 million related to our redemption of the U.S. Treasury’s TARP CPP investment; discount accretion of $112 million resulting from the conduit consolidation; and merger and integration costs of $12 million associated with the 2007 acquisition of Investors Financial Services Corp.

First-quarter 2010 GAAP-basis results included discount accretion of $212 million and merger and integration costs of $13 million.

In addition to presenting State Street’s financial results in conformity with U.S. generally accepted accounting principles (GAAP), management also presents results on an “operating basis” in order to highlight comparable financial trends and other characteristics with respect to State Street’s ongoing business operations from period to period. Operating-basis results for the second quarter of 2010 and 2009 and for the first quarter of 2010 therefore exclude the items identified in the three paragraphs above. Reconciliations of GAAP-basis results to operating-basis results are provided in the addendum at the end of this news release. Also see “Additional Information.” Operating-basis net interest revenue for all periods is presented on a fully taxable-equivalent basis and excludes discount accretion related to former conduit assets.

Operating-basis earnings per share in the second quarter of 2010 were $0.93 compared to $0.89 in the second quarter of 2009 and $0.75 in the first quarter of 2010. Operating-basis revenue in the second quarter of 2010 was $2.163 billion, up 6% from $2.041 billion in the second quarter of 2009. On an operating basis, return on equity of 11.8% in the second quarter of 2010 compared with 14.7% in the second quarter of 2009 and 10.0% in the first quarter of 2010.

Joseph L. Hooley, State Street's president and chief executive officer, said, "I am pleased with the clear signs that our business in the second quarter strengthened compared with the first quarter and overall confirmed our full-year outlook for 2010. The 10% increase in total fee revenue demonstrates momentum in our servicing fees as well as the strength in our trading businesses, including foreign exchange, electronic trading and transition management. In the quarter, we added $1.11 trillion in assets to be serviced, including $686 billion from Intesa Sanpaolo’s Securities Services business and Mourant. Our capital levels remain strong and are well in excess of the regulatory “well capitalized” requirements. On an operating basis, we achieved 850 basis points of positive operating leverage compared to the first quarter of 2010 and continued to manage expenses very carefully.”

Hooley continued, “We’re progressing as planned through this transition year, taking advantage of opportunities in the markets through the Intesa acquisition in mid-May and the Mourant acquisition in early April, both of which are contributing to our results this year. With the strength of our fee revenue in the second quarter, including the contribution from these two acquisitions, we continue to expect that our operating-basis earnings per share, which exclude discount accretion, will be slightly higher than the operating-basis $3.32 per share reported last year.”

Hooley concluded, “We are well positioned to take advantage of global growth opportunities and, as the economy normalizes, we are committed to our long-term financial goals for operating-basis revenue, earnings per share and return on equity.”

The table below provides a summary of selected financial information and key ratios for the indicated periods, presented on an operating basis where noted. Unless otherwise specified, all capital ratios referenced in this news release refer to State Street Corporation and not State Street Bank and Trust Company. See “Additional Information” for a further description of these ratios and the addendum at the end of this news release for reconciliations applicable to the tier 1 common and TCE ratios.

	Q2 2010	Q1 2010	Increase/(decrease)		Q2 2009	Increase/(decrease)
(dollars in millions)
For the quarters ended:
Total revenue(1)	$ 2,163	$ 2,116	$ 47	2.2%	$ 2,041	$ 122	6.0%
Total expenses(1)	1,468	1,566	(98)	(6.3)%	1,352	116	8.6%
Earnings per common share(1)	$ 0.93	$ 0.75	$ 0.18	24.0%	$ 0.89	$ 0.04	4.5%
Return on common equity(1)	11.8%	10.0%	180 bps		14.7%	(290) bps
As of period end:
Total assets	162,075	153,971	8,104	5.3%	153,421	8,654	5.6%
Unrealized loss on investment portfolio, after-tax	(994)	(1,435)	441	30.7%	(4,747)	3,753	79.1%
AUCM (dollars in billions)
Assets under custody and administration(2)	$19,032	$19,041	(9)	---%	$ 16,394	$ 2,638	16.1%
Assets under management	1,782	1,929	(147)	(7.6)%	1,557	225	14.5%
Tier 1 capital ratio	15.1%	18.0%	(290) bps		14.5%	60 bps
Tier 1 leverage ratio	7.7%	9.0%	(130) bps		7.3%	40 bps
Tier 1 common ratio	13.2%	15.9%	(270) bps		12.6%	60 bps
TCE ratio	6.3%	7.5%	(120) bps		5.0%	130 bps
TCE/RWA ratio	11.9%	14.1%	(220) bps		8.5%	340 bps

(1) Presented on an operating basis. Operating-basis results for the second quarter of 2009 presented in this news release have been adjusted to reflect the 2010 basis of presentation and therefore exclude discount accretion from the May 2009 consolidation of the former asset-backed commercial paper conduits. Consequently, these operating-basis results may differ from previously disclosed operating-basis results for the same period.

(2) Includes assets under custody of $13,999 billion, $14,058 billion, and $12,337 billion, respectively, as of period end Q2 2010, Q1 2010, and Q2 2009.

Total assets were $162 billion at June 30, 2010, compared with $154 billion at March 31, 2010 and $153 billion at June 30, 2009. Excluding $15 billion of excess deposits held at the Federal Reserve and other central banks at June 30, 2010, $19 billion at March 31, 2010, and $20 billion at June 30, 2009, the normalized balance sheet was $147 billion at June 30, 2010, compared to a normalized balance sheet of $135 billion at March 31, 2010 and $133 billion at June 30, 2009. State Street’s regulatory capital ratios continue to be strong as of June 30, 2010, with the Company’s tier 1 capital ratio at 15.1% and its leverage ratio at 7.7%. In addition, at that date, the Company’s tier 1 common ratio was 13.2%, its TCE to risk-weighted assets ratio was 11.9%, and its TCE ratio was 6.3%. The change in ratios reflects the impact of the acquisitions completed in the second quarter, partially offset by internal generation of capital during the period.

At June 30, 2010, the after-tax, unrealized mark-to-market losses in the investment portfolio were $994 million, down 31% from $1.44 billion at March 31, 2010, and down about 79% from $4.75 billion as of June 30, 2009.

In the second quarter of 2010, discount accretion related to the former conduit assets of $172 million, or $0.21 per share, contributed to State Street’s capital strength, and the Company expects a total of about $750 million of accretion in 2010, slightly reduced from our earlier expectation due primarily to lower prepayment speeds. As of June 30, 2010, the Company expects about $3.9 billion in total on a pre-tax basis to accrete into interest revenue over the remaining lives of the assets. These expectations are based on anticipated pre-payment speeds, credit quality, sales-to-date, and assuming the Company holds the securities to maturity.

The following tables provide the components of operating-basis revenue and operating-basis expenses for the noted periods:

Operating-Basis Revenue
(dollars in millions)	Q2 2010	Q1 2010	% Increase/ (decrease)	Q2 2009	% Increase/ (decrease)
Servicing fees	$957	$880	8.8%	$795	20.4%
Investment management fees	217	226	(4.0)	193	12.4
Trading services revenue	326	242	34.7	310	5.2
Securities finance revenue	109	72	51.4	201	(45.8)
Processing fees and other revenue	87	120	(27.5)	17	411.8
Net interest revenue, fully-taxable equivalent basis(1)	517	481	7.5	499	3.6
Gains (losses) related to investment securities, net	(50)	95	(152.6)	26	(292.3)
Total Operating-Basis Revenue	$2,163	$2,116	2.2%	$2,041	6.0%

(1) Operating-basis information for the second quarter of 2010, the first quarter of 2010, and the second quarter of 2009 included $31 million, $32 million, and $31 million, respectively, of tax-equivalent adjustments, and excluded $172 million, $212 million, and $112 million, respectively, of discount accretion. GAAP-basis net interest revenue for those periods was $658 million, $661 million and $580 million, respectively.

Operating-Basis Expenses
(dollars in millions)	Q2 2010	Q1 2010	% Increase/ (decrease)	Q2 2009	% Increase/ (decrease)
Salaries and employee benefits	$828	$883	(6.2)%	$696	19.0%
Information systems and communications	174	167	4.2	167	4.2
Transaction processing services	164	153	7.2	146	12.3
Occupancy	116	118	(1.7)	121	(4.1)
Other	186	245	(24.1)	222	(16.2)
Total Operating-Basis Expenses	$1,468	$1,566	(6.3)%	$1,352	8.6%

SECOND-QUARTER 2010 RESULTS VS. YEAR-AGO SECOND QUARTER

Servicing fees were up 20% to $957 million from $795 million in last year’s second quarter. The increase was attributable primarily to new business, increases in daily average equity valuations, and the impact of the two acquisitions. Total assets under custody and administration were $19.03 trillion at June 30, 2010, up 16%, compared with $16.39 trillion at June 30, 2009. Daily average values for the S&P 500 Index were up 27% and the MSCI® EAFE IndexES increased approximately 18% from the second quarter of 2009.

Investment management fees, generated by State Street Global Advisors, were $217 million, up 12% from $193 million in the year-ago quarter. The increase in management fees was attributable primarily to increases in average month-end equity valuations and net new business. Average month-end equity valuations were up about 22% as measured by the S & P 500 and were up 12% as measured by the MSCI EAFE indexES. Total assets under management at June 30, 2010, were $1.78 trillion, up 14% compared to $1.56 trillion at June 30, 2009.

Trading services revenue, which includes foreign exchange trading revenue and brokerage and other fees, was $326 million for the second quarter of 2010, an increase of 5% from $310 million in the second quarter a year ago. Foreign exchange revenue decreased 3% primarily due to lower volatility, partially offset by higher volumes. Brokerage and other fees increased 18% due primarily to strength in electronic trading and transition management.

Securities finance revenue was $109 million in the quarter, down 46% from $201 million in the year-ago second quarter due primarily to compressed spreads, despite a slight increase in volumes. Processing fees and other revenue was $87 million compared to $17 million in the second quarter of 2009 due primarily to higher net revenue from structured products, tax-advantaged investments, and other fees in the second quarter of 2010.

Net interest revenue on a fully-taxable equivalent basis, which includes discount accretion, was $689 million. On an operating basis, which excludes discount accretion, net interest revenue was $517 million, an increase of 4% from $499 million in the year-ago second quarter due primarily to the impact of deposits from the Intesa acquisition as well as a modest decrease in funding costs. Net interest margin, including the discount accretion, was 221 basis points in the second quarter of 2010 compared to 193 basis points in the second quarter of 2009. Operating-basis net interest margin was 166 basis points in the second quarter of 2010.

In the quarter, we recorded $3 million of net gains from sales of available-for-sale securities, offset by $(53) million of other-than-temporary impairment, resulting in $(50) million of net losses related to investment securities. In addition, we recorded a $10 million provision for loan losses related to commercial real estate exposures.

Operating-basis expenses of $1.468 billion in the second quarter of 2010 increased 9% compared to $1.352 billion in the year-ago quarter primarily due to increases in salaries and benefits expenses, offset partially by a lower level of other expenses. Salaries and benefits expenses increased 19% to $828 million, because in the second quarter of 2009, we did not accrue discretionary cash incentive compensation in order to support our TCE improvement plan. In addition, the Intesa and Mourant acquisitions in the second quarter of 2010 contributed to salaries and benefits expenses. Transaction processing services increased 12% to $164 million due to higher volumes in the investment servicing business including the impact of the two acquisitions. Other expenses decreased 16% to $186 million due to lower securities processing costs and an $11 million recovery associated with Lehman Brothers.

The effective tax rate on second-quarter 2010 GAAP-basis earnings was (23.4) %, compared to 32.6% in the second quarter of 2009. The reduction of the rate is primarily attributable to a one-time benefit from the restructuring of former non-US conduit assets. The effective tax rate on operating-basis earnings for the second quarter of 2010 was 29.1%, down from 31.5% on the same basis for the second quarter of 2009 due to a change in the geographic mix of earnings. The effective tax rate on operating-basis earnings for the full year 2010 is expected to be between 28% and 29%.

SECOND-QUARTER 2010 RESULTS VS. FIRST QUARTER 2010

The following information is presented on an operating basis. Earnings per common share in the second quarter of 2010 were $0.93, up 24% from $0.75 in the first quarter of 2010. Total revenue in the second quarter of $2.163 billion was up 2.2% compared with first-quarter revenue of $2.116 billion. Total expenses for the second quarter of 2010 were $1.468 billion, down 6.3% compared with $1.566 billion in the first quarter. As a result, we achieved 850 basis points of positive operating leverage comparing the results of the second quarter of 2010 with those of the first quarter of 2010. Return on common shareholders’ equity of 11.8% compared with 10.0% in the first quarter of 2010.

Servicing fees were $957 million, up 9% from $880 million in the first quarter due primarily to the impact of the two acquisitions and new business. Management fees were $217 million, down 4% from $226 million, including lower equity market valuations. Trading services revenue was $326 million, up 35% compared to $242 million due to higher volatility and volumes in foreign exchange as well as stronger fees from transition management and electronic trading in brokerage and other fees. Securities finance revenue was $109 million, up 51% from $72 million in the prior quarter primarily due to higher spreads and volumes associated with the traditional second-quarter seasonality. Processing fees and other revenue decreased from $120 million to $87 million due primarily to the impact of a gain from an early buyout of a legacy leasing transaction in the first quarter of 2010. Fully taxable-equivalent net interest revenue in the second quarter of 2010 totaled $689 million, including discount accretion. On an operating basis, net interest revenue in the second quarter of 2010 was $517 million, up from $481 million in the first quarter of 2010 due to favorable yields in our investment portfolio as well as the impact of the Intesa acquisition.

Compared to the first quarter of 2010, salaries and employee benefits expense decreased 6% to $828 million from $883 million primarily due to lower incentive compensation costs as a result of the charge recorded in the quarter related to our securities lending program, partially offset by the impact of the acquisitions of Intesa and Mourant. Transaction processing expenses increased 7% to $164 million due to higher volumes in the investment servicing business including the impact of the two acquisitions. Other expenses drove overall lower operating-basis expenses, declining 24% to $186 million due to lower securities processing costs and an $11 million recovery associated with Lehman Brothers.

ADDITIONAL INFORMATION

All per share amounts represent fully diluted earnings per common share. Return on common shareholders’ equity is determined by dividing annualized net income available to common shareholders by average common shareholders’ equity for the period. Operating-basis return on common equity utilizes annualized operating-basis net income in the calculation. Positive operating leverage is defined as the excess rate of growth of total revenue over the rate of growth of total expenses, each determined on an operating basis.

This news release includes financial information presented on a GAAP basis as well as on an operating basis. Management measures and compares certain financial information on an operating basis, as it believes that this presentation supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to State Street’s normal ongoing business operations. Management believes that operating-basis financial information, which reports revenue from non-taxable sources on a fully taxable-equivalent basis and excludes the impact of revenue and expenses outside of the normal course of business, facilitates an investor’s understanding and analysis of State Street’s underlying financial performance and trends in addition to financial information prepared in accordance with GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A full reconciliation of operating-basis results to GAAP results is included in the addendum at the end of this news release.

Management believes that the use of other non-GAAP financial measures in the calculation of capital ratios is useful to understanding State Street’s capital position and of interest to investors. Below is a description of, and other information with respect to, the capital ratios referenced in this news release.

The tier 1 capital and tier 1 leverage ratios are capital ratios used regularly by bank regulatory authorities to evaluate the Company’s capital adequacy. The tier 1 common ratio was used by the Federal Reserve in connection with its 2009 Supervisory Capital Assessment Program. The TCE and TCE/risk-weighted assets ratios are other capital ratios management believes provide additional context for understanding and assessing the Company’s capital adequacy.

  The tier 1 risk-based capital, or tier 1 capital, and tier 1 leverage ratios, as applicable, are each calculated in accordance with applicable bank regulatory requirements.
  The tier 1 risk-based common, or tier 1 common, ratio is calculated by dividing (a) tier 1 capital less non-common elements including qualifying perpetual preferred stock, qualifying minority interest in subsidiaries and qualifying trust preferred securities, by (b) risk-weighted assets, which assets are calculated in accordance with applicable bank regulatory requirements. The tier 1 common ratio is not required by GAAP or on a recurring basis by bank regulations. Management is currently monitoring this ratio, along with the other capital ratios described in this news release, in evaluating State Street’s capital levels and believes that, at this time, the ratio may be of interest to investors. Reconciliations with respect to unaudited tier 1 common capital as of June 30, 2010, March 31, 2010, and June 30, 2009 are provided in the addendum at the end of this news release.
  The ratio of tangible common equity to adjusted tangible assets, or TCE ratio, is calculated by dividing consolidated total common shareholders’ equity by consolidated total assets, after reducing both amounts by goodwill and other intangible assets net of related deferred taxes. Total assets reflected in the TCE ratio also exclude cash balances on deposit at the Federal Reserve Bank and other central banks in excess of required reserves. The TCE ratio is not required by GAAP or by bank regulations, but is a metric used by management to evaluate the adequacy of State Street’s capital levels. Since there is no authoritative requirement to calculate the TCE ratio, our TCE ratio is not necessarily comparable to similar capital measures disclosed or used by other companies in the financial services industry. Tangible common equity and adjusted tangible assets are non-GAAP financial measures and should be considered in addition to, nor as a substitute for or superior to, financial measures determined in accordance with GAAP. Reconciliations with respect to the calculation of the unaudited TCE ratio as of June 30, 2010, March 31, 2010, and June 30, 2009 are provided in the addendum at the end of this news release.
  The ratio of tangible common equity to risk-weighted assets, or TCE/RWA ratio, is calculated by dividing consolidated total common shareholders’ equity (reduced by goodwill and other intangible assets net of related deferred taxes) by total risk-weighted assets (determined in accordance with applicable bank regulatory requirements). The TCE/RWA ratio is not required by GAAP or by bank regulations, but is a metric used by management to evaluate the adequacy of State Street’s capital levels. Since there is no authoritative requirement to calculate the TCE/RWA ratio, our TCE/RWA ratio is not necessarily comparable to similar capital measures disclosed or used by other companies in the financial services industry. Tangible common equity is a non-GAAP financial measure and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. Reconciliations with respect to the calculation of the unaudited TCE/RWA ratio as of June 30, 2010, March 31, 2010, and June 30, 2009 are included in the addendum at the end of this news release.

INVESTOR CONFERENCE CALL

State Street will webcast an investor conference call today, Tuesday, July 20, 2010, at 9:30 a.m. EDT, available at www.statestreet.com/stockholder. The conference call will also be available via telephone, at +1 706/679-5594 or +1 888/391-4233 (Conference ID #62660494). Recorded replays of the conference call will be available on the web site, and by telephone at +1 706/645-9291 or +1 800/642-1687 (Conference ID#62660494), beginning approximately two hours after the call’s completion. The telephone replay will be available for approximately two weeks following the conference call. This news release, presentation materials referred to on the conference call, and additional financial information are available on State Street’s website, at www.statestreet.com/stockholder under “Investor Information--Latest News, Annual Reports and Financial Trends—Financial Trends,” and “Investor Events and Presentations.”

State Street Corporation (NYSE: STT) is the world's leading provider of financial services to institutional investors including investment servicing, investment management and investment research and trading. With $19.03 trillion in assets under custody and administration and $1.78 trillion in assets under management at June 30, 2010, State Street operates in 25 countries and more than 100 geographic markets and employs 28,925 worldwide. For more information, visit State Street’s web site at www.statestreet.com or call +1 877/639-7788 [NEWS STT] toll-free in the United States and Canada, or +1 678/999-4577 outside those countries.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements as defined by United States securities laws, including statements about our goals and expectations regarding our business, financial condition, results of operations and strategies, the financial and market outlook, governmental and regulatory initiatives and developments, and the business environment. Forward-looking statements are often, but not always, identified by such forward-looking terminology as “plan,” “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target” and “goal,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this news release.

Important factors that may affect future results and outcomes include, but are not limited to:

  changes in law or regulation that may adversely affect our, our clients’ or our counterparties’ business activities and the products or services that we sell, including additional or increased taxes or assessments thereon, the requirement that additional capital be maintained and changes that expose us to risks related to compliance;
  financial market disruptions and the economic recession, whether in the U.S. or internationally, and monetary and other governmental actions, including regulation, taxes and fees, designed to address or otherwise be responsive to such disruptions and recession, including actions taken in the U.S. and internationally to address the financial and economic disruptions that began in 2007;
  increases in the volatility of, or declines in the levels of, our net interest revenue, changes in the composition of the assets on our consolidated balance sheet and the possibility that we may be required to change the manner in which we fund those assets;
  the financial strength and continuing viability of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposure;
  the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities, and the liquidity requirements of our clients;
  the credit quality, credit agency ratings, and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss in our consolidated statement of income;
  the maintenance of credit agency ratings for our debt and depository obligations as well as the level of credibility of credit agency ratings;
  the performance and demand for the products and services we offer, including the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products;
  the risks that acquired businesses will not be integrated successfully, or that the integration will take longer than anticipated, that expected synergies will not be achieved or unexpected disynergies will be experienced, that client and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced and that disruptions from the transaction will harm relationships with clients, employees or regulators;
  the ability to complete acquisitions, divestitures and joint ventures, including the ability to obtain regulatory approvals, the ability to arrange financing as required, and the ability to satisfy other closing conditions;
  the possibility of our clients incurring substantial losses in investment pools where we act as agent, and the possibility of further general reductions in the valuation of assets;
  our ability to attract deposits and other low-cost, short-term funding;
  potential changes to the competitive environment, including changes due to the effects of consolidation and perceptions of State Street as a suitable service provider or counterparty;
  the level and volatility of interest rates and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally;
  our ability to measure the fair value of the investment securities on our consolidated balance sheet;
  the results of litigation, government investigations and similar disputes or proceedings;
  adverse publicity or other reputational harm;
  our ability to grow revenue, attract and/or retain and compensate highly skilled people, control expenses and attract the capital necessary to achieve our business goals and comply with regulatory requirements;
  our ability to control operating risks, information technology systems risks and outsourcing risks, and our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will fail or be circumvented;
  the potential for new products and services to impose additional costs on us and expose us to increased operational risk;
  changes in accounting standards and practices; and
  changes in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that impact the amount of taxes due.

Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2009 Annual Report on Form 10-K, and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on Risk Factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this news release speak only as of the date hereof, July 20, 2010, and we do not undertake efforts to revise those forward-looking statements to reflect events after this date.

STATE STREET CORPORATION
Earnings Release Addendum

CONSOLIDATED FINANCIAL HIGHLIGHTS
June 30, 2010

	Quarters Ended			% Change
				Q2 2010	Q2 2010
(Dollars in millions, except per share amounts	June 30,	March 31,	June 30,	vs.	vs.
or where otherwise noted)	2010	2010	2009	Q1 2010	Q2 2009

Revenue:
Fee revenue	$1,696	$1,540	$1,516	10%	12%
Net interest revenue	658	661	580	-	13
Net gains from sales of available-for-sale securities	3	192	90
Losses from other-than-temporary impairment	(53)	(97)	(64)
Total Revenue	2,304	2,296	2,122	-	9
Provision for Loan Losses	10	15	14
Total Expenses:
Expenses from operations	1,468	1,566	1,352	(6)	9
Securities lending charge and U.K. bonus tax	435	-	-
Merger and integration costs	41	13	12	215	242
Income tax expense (benefit) (1)	(82)	207	242
Net Income Before Extraordinary Loss	432	495	502	(13)	(14)
Extraordinary Loss, Net of Tax	-	-	(3,684)
Net Income (Loss)	432	495	(3,182)	(13)	(114)

Net Income Before Extraordinary Loss Available to Common Shareholders	432	495	370	(13)	17
Net Income (Loss) Available to Common Shareholders	432	495	(3,314)	(13)	(113)

Diluted Earnings Per Common Share Before Extraordinary Loss	$.87	$.99	$.79	(12)	10
Diluted Earnings (Loss) Per Common Share	.87	.99	(7.12)	(12)	(112)

Average Diluted Common Shares Outstanding (in thousands)	498,886	498,056	465,814

Cash Dividends Declared Per Common Share	$.01	$.01	$.01
Closing Price Per Share of Common Stock (at quarter end)	33.82	45.14	47.20

Ratios:
Return on common equity before extraordinary loss	11.0%	13.4%	13.0%
Net interest margin, fully taxable-equivalent basis	2.21	2.34	1.93
Tier 1 risk-based capital	15.1	18.0	14.5
Total risk-based capital	16.4	19.5	15.9
Tier 1 leverage	7.7	9.0	7.3
Tier 1 common to risk-weighted assets (2)	13.2	15.9	12.6
Tangible common equity to tangible assets (2)	6.3	7.5	5.0
Tangible common equity to risk-weighted assets (2)	11.9	14.1	8.5

At Quarter End:
Assets Under Custody and Administration (3) (in trillions)	$19.03	$19.04	$16.39
Assets Under Management (in trillions)	1.78	1.93	1.56

	Six Months Ended		% Change
			2010
	June 30,	June 30,	vs.
(Dollars in millions, except per share amounts)	2010	2009	2009

Revenue:
Fee revenue	$3,236	$2,938	10%
Net interest revenue	1,319	1,144	15
Net gains from sales of available-for-sale securities	195	119
Losses from other-than-temporary impairment	(150)	(77)
Total Revenue	4,600	4,124	12
Provision for Loan Losses	25	98
Total Expenses:
Expenses from operations	3,034	2,639	15
Securities lending charge and U.K. bonus tax	435	-
Merger and integration costs	54	29	86
Income tax expense(1)	125	380
Net Income Before Extraordinary Loss	927	978	(5)
Extraordinary Loss, Net of Tax	-	(3,684)
Net Income (Loss)	927	(2,706)	(134)

Net Income Before Extraordinary Loss Available to Common Shareholders	927	815	14
Net Income (Loss) Available to Common Shareholders	927	(2,869)	(132)

Diluted Earnings Per Common Share Before Extraordinary Loss	$1.86	$1.81	3
Diluted Earnings (Loss) Per Common Share	1.86	(6.37)	(129)

Average Diluted Common Shares Outstanding (in thousands):	498,295	450,483

Cash Dividends Declared Per Common Share	$.02	$.02

Return on Common Equity Before Extraordinary Loss	12.2%	14.4%
Net interest margin, fully taxable-equivalent basis	2.27	1.96

(1) Quarter ended June 30, 2010 reflects a one-time tax benefit of $180 million associated with the restructuring of former non-U.S. conduit assets.
(2) Refer to accompanying reconciliation for additional information.
(3) Includes assets under custody of $14.00 trillion, $14.06 trillion, and $12.34 trillion, respectively.

STATE STREET CORPORATION
Earnings Release Addendum

SELECTED CONSOLIDATED FINANCIAL INFORMATION
Quarters and Six Months Ended June 30, 2010 and June 30, 2009

	Quarters Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,
(Dollars in millions, except per share amounts)	2010	2009	% Change	2010	2009	% Change

Fee Revenue:
Servicing fees	$957	$795	20%	$1,837	$1,561	18%
Management fees	217	193	12	443	374	18
Trading services	326	310	5	568	555	2
Securities finance	109	201	(46)	181	382	(53)
Processing fees and other	87	17	412	207	66	214
Total fee revenue	1,696	1,516	12	3,236	2,938	10

Net Interest Revenue:
Interest revenue	846	773	9	1,724	1,511	14
Interest expense	188	193	(3)	405	367	10
Net interest revenue (1)	658	580	13	1,319	1,144	15

Gains (Losses) related to investment securities, net:
Net gains from sales of available-for-sale securities	3	90		195	119
Losses from other-than-temporary impairment	(240)	(167)		(480)	(180)
Losses not related to credit	187	103		330	103
Gains (Losses) related to investment securities, net	(50)	26		45	42

Total revenue	2,304	2,122	8.6	4,600	4,124	11.5

Provision for loan losses	10	14		25	98

Expenses:
Salaries and employee benefits	849	696	22	1,732	1,427	21
Information systems and communications	174	167	4	341	328	4
Transaction processing services	164	146	12	317	277	14
Occupancy	116	121	(4)	234	242	(3)
Securities lending charge	414	-		414	-
Merger and integration costs	41	12	242	54	29	86
Other	186	222	(16)	431	365	18
Total expenses	1,944	1,364	42.5	3,523	2,668	32.0
Income before income tax expense and extraordinary loss	350	744	(53)	1,052	1,358	(23)
Income tax expense (benefit)	(82)	242		125	380
Income before extraordinary loss	432	502	(14)	927	978	(5)
Extraordinary loss, net of tax	-	(3,684)		-	(3,684)
Net income (loss)	$432	$(3,182)	(114)	$927	$(2,706)	(134)

Adjustments to net income (loss):
Prepayment of preferred stock discount	$-	$(106)		$-	$(106)
Dividend on preferred stock	-	(21)		-	(46)
Accretion of preferred stock discount	-	(5)		-	(11)
	-	(132)		-	(163)
Net income before extraordinary loss available to
common shareholders	$432	$370	17	$927	$815	14

Net income (loss) available to common shareholders	$432	$(3,314)	(113)	$927	$(2,869)	(132)

Earnings Per Common Share Before Extraordinary Loss:
Basic(2)	$.86	$.80	8	$1.85	$1.82	2
Diluted	.87	.79	10	1.86	1.81	3

Earnings (Loss) Per Common Share:
Basic (3)	$.86	$(7.16)	(112)	$1.85	$(6.40)	(129)
Diluted	.87	(7.12)	(112)	1.86	(6.37)	(129)

Average Common Shares Outstanding (in thousands):
Basic	495,606	462,399		495,099	447,370
Diluted	498,886	465,814		498,295	450,483
Selected consolidated financial information presented above was prepared in accordance with accounting principles generally accepted in the United States.

(1) Net interest revenue on a fully taxable-equivalent basis was $689 million and $611 million for the quarters ended June 30, 2010 and 2009, respectively, and $1.38 billion and $1.21 billion for the six months ended June 30, 2010 and 2009, respectively. These amounts include taxable-equivalent adjustments of $31 million for the quarters ended June 30, 2010 and 2009 and $63 million for the six months ended June 30, 2010 and 2009.
(2) Basic earnings per common share before extraordinary loss on distributed earnings were $.01 for each of the quarters ended June 30, 2010 and 2009 and $.02 and $.25 for the six months ended June 30, 2010 and 2009, respectively. Basic earnings per common share before extraordinary loss on undistributed earnings were $.85 and $.79 for the quarters ended June 30, 2010 and 2009, respectively, and $1.83 and $1.57 for the six months ended June 30, 2010 and 2009, respectively.
(3) Basic earnings per common share on distributed earnings were $.01 for each of the quarters ended June 30, 2010 and 2009 and $.02 and $.25 for the six months ended June 30, 2010 and 2009, respectively. Basic earnings per common share on undistributed earnings were $.85 and $(7.17) for the quarters ended June 30, 2010 and 2009, respectively, and $1.83 and $(6.65) for the six months ended June 30, 2010 and 2009, respectively.

STATE STREET CORPORATION
Earnings Release Addendum

SELECTED CONSOLIDATED FINANCIAL INFORMATION
Quarters Ended June 30, 2010 and March 31, 2010

	Quarters Ended
	June 30,	March 31,
(Dollars in millions, except per share amounts)	2010	2010	% Change

Fee Revenue:
Servicing fees	$957	$880	9%
Management fees	217	226	(4)
Trading services	326	242	35
Securities finance	109	72	51
Processing fees and other	87	120	(28)
Total fee revenue	1,696	1,540	10

Net Interest Revenue:
Interest revenue	846	878	(4)
Interest expense	188	217	(13)
Net interest revenue (1)	658	661	-

Gains (Losses) related to investment securities, net:
Net gains from sales of available-for-sale securities	3	192
Losses from other-than-temporary impairment	(240)	(240)
Losses not related to credit	187	143
Gains (Losses) related to investment securities, net	(50)	95

Total revenue	2,304	2,296	0.3

Provision for loan losses	10	15

Expenses:
Salaries and employee benefits	849	883	(4)
Information systems and communications	174	167	4
Transaction processing services	164	153	7
Occupancy	116	118	(2)
Securities lending charge	414	-
Merger and integration costs	41	13	215
Other	186	245	(24)
Total expenses	1,944	1,579	23.1
Income before income tax expense	350	702	(50)
Income tax expense (benefit)	(82)	207
Net income	$432	$495	(13)

Earnings Per Common Share:
Basic (2)	$.86	$.99	(13)
Diluted	.87	.99	(12)

Average Common Shares Outstanding (in thousands):
Basic	495,606	494,588
Diluted	498,886	498,056
Selected consolidated financial Information presented above was prepared in accordance with accounting principles generally accepted in the United States.

(1) Net interest revenue on a fully taxable-equivalent basis was $689 million and $693 million for the quarters ended June 30, 2010 and March 31, 2010, respectively. These amounts include taxable-equivalent adjustments of $31 million and $32 million for the quarters ended June 30, 2010 and March 31, 2010, respectively.
(2) Basic earnings per common share on distributed earnings were $.01 for each of the quarters ended June 30, 2010 and March 31, 2010 and on undistributed earnings were $.85 and $.98 for the quarters ended June 30, 2010 and March 31, 2010, respectively.

STATE STREET CORPORATION
Earnings Release Addendum

SELECTED CONSOLIDATED OPERATING-BASIS FINANCIAL INFORMATION
Quarters and Six Months Ended June 30, 2010 and June 30, 2009

	Quarters Ended (1)			Six Months Ended (1)
	June 30,	June 30,		June 30,	June 30,
(Dollars in millions, except per share amounts)	2010	2009	% Change	2010	2009	% Change

Fee Revenue:
Servicing fees	$957	$795	20%	$1,837	$1,561	18%
Management fees	217	193	12	443	374	18
Trading services	326	310	5	568	555	2
Securities finance	109	201	(46)	181	382	(53)
Processing fees and other	87	17	412	207	66	214
Total fee revenue	1,696	1,516	12	3,236	2,938	10

Net Interest Revenue:
Interest revenue, operating basis	705	692	2	1,403	1,438	(2)
Interest expense	188	193	(3)	405	350	16
Net interest revenue, operating basis	517	499	4	998	1,088	(8)

Gains (Losses) related to investment securities, net	(50)	26		45	42
Total revenue, operating basis (2)	2,163	2,041	6.0	4,279	4,068	5.2

Provision for loan losses	10	14		25	98

Expenses:
Salaries and employee benefits	828	696	19	1,711	1,427	20
Information systems and communications	174	167	4	341	328	4
Transaction processing services	164	146	12	317	277	14
Occupancy	116	121	(4)	234	242	(3)
Other	186	222	(16)	431	365	18
Total expenses, operating basis (2)	1,468	1,352	8.6	3,034	2,639	15.0
Income before income tax expense, operating basis	685	675	1	1,220	1,331	(8)
Income tax expense, operating basis	190	203		322	345
Tax-equivalent adjustment	31	31		63	63
Net income, operating basis	$464	$441	5	$835	$923	(10)

Adjustments to net income (loss):
Dividend on preferred stock	$-	$(21)		$-	$(46)
Accretion of preferred stock discount	-	(5)		-	(11)
	-	(26)		-	(57)
Net income available to common shareholders, operating basis	$464	$415	12	$835	$866	(4)

Diluted earnings per common share, operating basis	$.93	$.89	4	$1.68	$1.92	(13)

Average diluted common shares outstanding (in thousands)	498,886	465,814		498,295	450,483

Return on common equity, operating basis	11.8%	14.7%		11.0%	15.3%
(1) Refer to the accompanying reconciliation of reported results to operating-basis results.
(2) For the quarter ended June 30, 2010, negative operating leverage in the year-over-year comparison was 260 basis points, based on an increase in total operating-basis revenue of 6.0% and an increase in total operating-basis expenses of 8.6%. For the six months ended June 30, 2010, negative operating leverage in the year-over-year comparison was 980 basis points, based on an increase in total operating-basis revenue of 5.2% and an increase in total operating-basis expenses of 15.0%

STATE STREET CORPORATION
Earnings Release Addendum

SELECTED CONSOLIDATED OPERATING-BASIS FINANCIAL INFORMATION
Quarters Ended June 30, 2010 and March 31, 2010

	Quarters Ended (1)
	June 30,	March 31,
(Dollars in millions, except per share amounts)	2010	2010	% Change

Fee Revenue:
Servicing fees	$957	$880	9%
Management fees	217	226	(4)
Trading services	326	242	35
Securities finance	109	72	51
Processing fees and other	87	120	(28)
Total fee revenue	1,696	1,540	10

Net Interest Revenue:
Interest revenue, operating basis	705	698	1
Interest expense	188	217	(13)
Net interest revenue, operating basis	517	481	7

Gains (Losses) related to investment securities, net	(50)	95
Total revenue, operating basis (2)	2,163	2,116	2.2

Provision for loan losses	10	15

Expenses:
Salaries and employee benefits	828	883	(6)
Information systems and communications	174	167	4
Transaction processing services	164	153	7
Occupancy	116	118	(2)
Other	186	245	(24)
Total expenses, operating basis (2)	1,468	1,566	(6.3)
Income before income tax expense, operating basis	685	535	28
Income tax expense	190	132
Tax-equivalent adjustment	31	32
Net income, operating basis	$464	$371	25

Diluted earnings per common share, operating basis	$.93	$.75	24

Average diluted common shares outstanding (in thousands)	498,886	498,056

Return on common equity, operating basis	11.8%	10.0%

(1) Refer to the accompanying reconciliation of reported results to operating-basis results.
(2) For the quarter ended June 30, 2010, positive operating leverage in the quarter-over-quarter comparison was 850 basis points, based on an increase in total operating-basis revenue of 2.2% and a decrease in total operating-basis expenses of 6.3%.

STATE STREET CORPORATION
Earnings Release Addendum

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
Quarter and Six Months Ended June 30, 2010

(Dollars in millions, except per share amounts)	Quarter Ended June 30, 2010				Six Months Ended June 30, 2010

	Reported			Operating	Reported			Operating
	Results	Adjustments		Results	Results	Adjustments		Results
Fee Revenue:
Servicing fees	$957			$957	$1,837			$1,837
Management fees	217			217	443			443
Trading services	326			326	568			568
Securities finance	109			109	181			181
Processing fees and other	87			87	207			207
Total fee revenue	1,696			1,696	3,236			3,236

Net Interest Revenue:
Interest revenue	846	$(141)	(1)	705	1,724	$(321)	(7)	1,403
Interest expense	188	-		188	405	-		405
Net interest revenue	658	(141)		517	1,319	(321)		998

Gains (Losses) related to investment securities, net:	(50)	-		(50)	45	-		45
Total revenue	2,304	(141)		2,163	4,600	(321)		4,279

Provision for loan losses	10	-		10	25	-		25

Expenses:
Salaries and employee benefits	849	(21)	(2)	828	1,732	(21)	(2)	1,711
Information systems and communications	174	-		174	341	-		341
Transaction processing services	164	-		164	317	-		317
Occupancy	116	-		116	234	-		234
Securities lending charge	414	(414)	(3)	-	414	(414)	(3)	-
Merger and integration costs	41	(41)	(4)	-	54	(54)	(4)	-
Other	186	-		186	431	-		431
Total expenses	1,944	(476)		1,468	3,523	(489)		3,034
Income before income tax expense	350	335		685	1,052	168		1,220
Income tax expense	(82)	272	(5)	190	125	197	(5)	322
Tax-equivalent adjustment	-	31	(6)	31	-	63	(6)	63
Net income	$432	$32		$464	$927	$(92)		$835

Diluted earnings per common share	$.87	$.06		$.93	$1.86	$(.18)		$1.68

Average diluted common shares outstanding (in thousands)	498,886	498,886		498,886	498,295	498,295		498,295

Return on common equity	11.0%	0.8%		11.8%	12.2%	(1.2)%		11.0%

(1) Represents tax-equivalent adjustment of $31 million, which is not included in reported results, net of $172 of discount accretion related to former conduit assets.
(2) Represents a $21 million accrual associated with a tax on bonus payments to employees in the U.K.
(3) Represents a cash contribution and related costs of $339 million to SSgA lending fund collateral pools and a $75 million charge to establish a reserve to address potential inconsistencies in the application of a redemption policy for agency lending collateral pools.
(4) Represents merger and integration costs.
(5) Represents a one-time tax benefit of $180 million associated with the restructuring of former non-U.S. conduit assets and the net tax effect of non-operating adjustments.
(6) Represents tax-equivalent adjustment, which is not included in reported results.
(7) Represents tax-equivalent adjustment of $63 million, which is not included in reported results, net of $384 of discount accretion related to former conduit assets.

STATE STREET CORPORATION
Earnings Release Addendum

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
Quarter and Six Months Ended June 30, 2009

(Dollars in millions, except per share amounts)	Quarter Ended June 30, 2009				Six Months Ended June 30, 2009

	Reported			Operating	Reported			Operating
	Results	Adjustments		Results	Results	Adjustments		Results
Fee Revenue:
Servicing fees	$795			$795	$1,561			$1,561
Management fees	193			193	374			374
Trading services	310			310	555			555
Securities finance	201			201	382			382
Processing fees and other	17			17	66			66
Total fee revenue	1,516			1,516	2,938			2,938

Net Interest Revenue:
Interest revenue	773	$(81)	(1)	692	1,511	$(73)	(6)	1,438
Interest expense	193	-		193	367	(17)	(7)	350
Net interest revenue	580	(81)		499	1,144	(56)		1,088

Gains (Losses) related to investment securities, net	26	-		26	42	-		42
Total revenue	2,122	(81)		2,041	4,124	(56)		4,068

Provision for loan losses	14	-		14	98	-		98

Expenses:
Salaries and employee benefits	696	-		696	1,427	-		1,427
Information systems and communications	167	-		167	328	-		328
Transaction processing services	146	-		146	277	-		277
Occupancy	121	-		121	242	-		242
Merger and integration costs	12	(12)	(2)	-	29	(29)	(2)	-
Other	222	-		222	365	-		365
Total expenses	1,364	(12)		1,352	2,668	(29)		2,639
Income before income tax expense and extraordinary loss	744	(69)		675	1,358	(27)		1,331
Income tax expense	242	(39)	(3)	203	380	(35)	(3)	345
Tax-equivalent adjustment	-	31	(1)	31	-	63	(1)	63
Income before extraordinary loss	502	(61)		441	978	(55)		923
Extraordinary loss, net of tax	(3,684)	3,684	(4)	-	(3,684)	3,684	(4)	-
Net income (loss)	$(3,182)	$3,623		$441	$(2,706)	$3,629		$923

Adjustments to net income (loss):
Prepayment of preferred stock discount	$(106)	$106	(5)	$-	$(106)	$106	(5)	$-
Dividend on preferred stock	(21)	-		(21)	(46)	-		(46)
Accretion of preferred stock discount	(5)	-		(5)	(11)	-		(11)
	(132)	106		(26)	(163)	106		(57)
Net income before extraordinary loss available to
common shareholders	$370	$45		$415	$815	$51		$866

Net income (loss) available to common shareholders	$(3,314)	$3,729		$415	$(2,869)	$3,735		$866

Diluted earnings per common share before extraordinary loss	$.79	$.10		$.89	$1.81	$.11		$1.92

Diluted earnings (loss) per common share	(7.12)	8.01		.89	(6.37)	8.29		1.92

Average diluted common shares outstanding (in thousands)	465,814	465,814		465,814	450,483	450,483		450,483

Return on common equity before extraordinary loss	13.0%	1.7%		14.7%	14.4%	0.9%		15.3%
(1) Represents tax-equivalent adjustment of $31 million, which is not included in reported results, net of $112 million of discount accretion related to former conduit assets.
(2) Represents merger and integration costs.
(3) Represents the net tax effect of non-operating adjustments.
(4) Represents extraordinary loss related to the May 2009 consolidation of the asset-backed commercial paper conduits onto State Street's balance sheet.
(5) Represents prepayment of the preferred stock discount in connection with redemption of the U.S. Treasury's preferred stock investment under the TARP Capital Purchase Program.

(6) Represents $63 million tax-equivalent adjustment, which is not included in reported results, net of $24 million of revenue related to the AMLF and $112 of discount accretion related to former conduit assets.

(7) Represents interest expense related to the AMLF.

STATE STREET CORPORATION
Earnings Release Addendum

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
Quarter Ended March 31, 2010

(Dollars in millions, except per share amounts)	Quarter Ended March 31, 2010

	Reported		Operating
	Results	Adjustments	Results
Fee Revenue:
Servicing fees	$880			$880
Management fees	226			226
Trading services	242			242
Securities finance	72			72
Processing fees and other	120			120
Total fee revenue	1,540			1,540

Net Interest Revenue:
Interest revenue	878	$(180)	(1)	698
Interest expense	217	-		217
Net interest revenue	661	(180)		481

Gains related to investment securities, net	95	-		95
Total revenue	2,296	(180)		2,116

Provision for loan losses	15	-		15

Expenses:
Salaries and employee benefits	883	-		883
Information systems and communications	167	-		167
Transaction processing services	153	-		153
Occupancy	118	-		118
Merger and integration costs	13	(13)	(2)	-
Other	245	-		245
Total expenses	1,579	(13)		1,566
Income before income tax expense	702	(167)		535
Income tax expense	207	(75)	(3)	132
Tax-equivalent adjustment	-	32	(4)	32
Net income	$495	$(124)		$371

Net income available to common shareholders	$495	$(124)		$371

Diluted earnings per common share	$.99	$(.24)		$.75

Average diluted common shares outstanding (in thousands)	498,056	498,056		498,056

Return on common equity	13.4%	(3.4)%		10.0%
(1) Represents tax-equivalent adjustment of $32 million, which is not included in reported results, net of $212 million of discount accretion related to former conduit assets.
(2) Represents merger and integration costs.
(3) Represents the net tax effect of non-operating adjustments.
(4) Represents tax-equivalent adjustment, which is not included in reported results.

STATE STREET CORPORATION
Earnings Release Addendum

TANGIBLE COMMON EQUITY AND TIER 1 COMMON RATIOS
As of Period End

The table set forth below presents the calculations of State Street's ratios of tangible common equity to total tangible assets and to total risk-weighted assets, and its ratios of tier 1 common capital to total risk-weighted assets.

		For the periods ended
		June 30,	March 31,	June 30,
(Dollars in millions)		2010	2010	2009

Consolidated Total Assets		$162,075	$153,971	$153,421
Less:
Goodwill		5,380	4,515	4,547
Other intangible assets		2,731	1,768	1,790
AMLF investment securities		-	-	300
Excess reserves held at central banks		14,768	19,235	20,449
Adjusted assets		139,196	128,453	126,335
Plus:
Deferred tax liability		807	515	532
Total tangible assets	A	$140,003	$128,968	$126,867

Consolidated Total Common Shareholders' Equity		$16,059	$15,410	$12,103
Less:
Goodwill		5,380	4,515	4,547
Intangible assets		2,731	1,768	1,790
Adjusted equity		7,948	9,127	5,766
Plus deferred tax liability		807	515	532
Total tangible common equity	B	$8,755	$9,642	$6,298

Tangible common equity ratio	B/A	6.3%	7.5%	5.0%

Ratio of tangible common equity to total risk-weighted assets	B/D	11.9%	14.1%	8.5%

Tier 1 capital		$11,127	$12,335	$10,740
Less:
Trust preferred securities		1,450	1,450	1,450
Tier 1 common capital	C	$9,677	10,885	$9,290

Total risk-weighted assets	D	73,550	68,338	73,918

Ratio of tier 1 common capital to total risk-weighted assets	C/D	13.2%	15.9%	12.6%

STATE STREET CORPORATION
Earnings Release Addendum

CONSOLIDATED STATEMENT OF CONDITION

	June 30,	December 31,	June 30,
(Dollars in millions, except per share amounts)	2010	2009	2009

Assets
Cash and due from banks	$5,312	$2,641	$4,044
Interest-bearing deposits with banks	20,298	26,632	26,346
Securities purchased under resale agreements	2,750	2,387	5,277
Trading account assets	203	148	127
Investment securities available for sale	79,936	72,699	58,308
Investment securities held to maturity purchased under money
market liquidity facility	-	-	300
Investment securities held to maturity	18,166	20,877	22,093
Loans and leases (net of allowance of $102, $79 and $108)	11,687	10,729	12,554
Premises and equipment	1,839	1,953	2,114
Accrued income receivable	1,727	1,497	1,549
Goodwill	5,380	4,550	4,547
Other intangible assets	2,731	1,810	1,790
Other assets	12,046	12,023	14,372
Total assets	$162,075	$157,946	$153,421

Liabilities
Deposits:
Noninterest-bearing	$11,704	$11,969	$14,539
Interest-bearing -- U.S.	10,226	5,956	6,323
Interest-bearing -- Non-U.S.	73,813	72,137	64,715
Total deposits	95,743	90,062	85,577

Securities sold under repurchase agreements	9,058	10,542	12,899
Federal funds purchased	5,447	4,532	4,032
Short-term borrowings under money market liquidity facility	-	-	300
Other short-term borrowings	15,749	20,200	19,935
Accrued taxes and other liabilities	11,473	9,281	9,595
Long-term debt	8,546	8,838	8,980
Total liabilities	146,016	143,455	141,318

Shareholders' Equity
Preferred stock, no par: authorized 3,500,000; none
issued	-	-	-
Common stock, $1 par: authorized 750,000,000 shares;
501,860,956, 495,365,571 and 494,434,216 shares issued	502	495	494
Surplus	9,266	9,180	9,202
Retained earnings	8,015	7,071	6,255
Accumulated other comprehensive loss	(1,707)	(2,238)	(3,828)
Treasury stock (at cost 433,556, 431,832 and 462,514 shares)	(17)	(17)	(20)
Total shareholders' equity	16,059	14,491	12,103
Total liabilities and shareholders' equity	$162,075	$157,946	$153,421

CONTACT:
State Street Corporation
Edward J. Resch, +1 617-664-1110
or
Investors:
Kelley MacDonald, +1 617-664-3477
or
Media:
Hannah Grove, +1 617-664-3377